EXHIBIT 99.1

EOG Resources, Inc.
News Release
For Further Information Contact:                                                                                                        Investors
                                                                                                                                                               Maire A. Baldwin
                                                                                                                                                               (713) 651-6EOG (651-6364)

                                                                                                                                                               Media and Investors
                                                                                                                                                               Elizabeth M. Ivers
                                                                                                                                                               (713) 651-7132

EOG RESOURCES REPORTS THIRD QUARTER 2005 RESULTS

  13.7 Percent Increase in Daily Production
  $341.9 Million Net Income Available to Common
  Commences Natural Gas Supply to New Methanol Plant in Trinidad

FOR IMMEDIATE RELEASE: Tuesday, November 1, 2005

HOUSTON - EOG Resources, Inc. (EOG) today reported third quarter 2005 net income available to common of $341.9 million, or $1.40 per share. This compares to third quarter 2004 net income available to common of $169.6 million, or $0.71* per share.

Last year's third quarter results included a $22.7 million ($14.6 million after tax, or $0.06* per share) gain on the mark-to-market of financial commodity price transactions. The net cash outflow from the settlement of financial commodity price transactions was $32.3 million ($20.9 million after tax, or $0.09* per share). Reflecting these items, third quarter 2004 adjusted non-GAAP net income available to common was $134.1 million, or $0.56* per share. (Please refer to the table below for the reconciliation of adjusted non-GAAP net income available to common to net income available to common.)

*Third quarter 2004 per share amounts are restated for the two-for-one stock split effective March 1, 2005.

Operational Highlights

EOG's daily production increased 13.7 percent as compared to the third quarter 2004. Total production from the United States and Canada increased 12.0 percent. In the United States, natural gas production increased 16.2 percent from the third quarter last year. Total production from Trinidad and the United Kingdom North Sea increased 20.9 percent.

In Trinidad and Tobago, during late September EOG began supplying natural gas under a new contract to the National Gas Company of Trinidad and Tobago as feedstock for a new methanol plant. The term of the contract runs through 2020. While monthly sales will vary, for the first four years of the contract, EOG is expected to sell an average of approximately 60 million cubic feet per day (MMcfd), net to the plant. Also in Trinidad, EOG has contracted for a rig to drill the Red Snapper well, EOG's first prospect on Block 4(a). Pending rig arrival, this well will be drilled in early 2006. In addition, EOG has confirmed its drilling plans for the Deep Ibis prospect, in which EOG has a 51 percent working interest. BP will operate the drilling phase of the well, which is scheduled to spud in January. Targeting new horizons and significant reserve potential, the prospect will be the deepest well drilled offshore Trinidad to date.

"The continued successful execution of EOG's strategy and robust commodity prices are reflected in our third quarter results. With an extensive inventory of prospects throughout our operations, we continue to grow EOG at high reinvestment rates of return through the drillbit," said Mark G. Papa, Chairman and Chief Executive Officer.

Production increases in the United States during the quarter reflect strong drilling results from the Barnett Shale Play in Central Texas, combined with positive results in South Texas, East Texas and North Louisiana. Following are specific well results reported on a gross production basis.

In the Barnett Shale Play, EOG is operating nine rigs in Johnson County where it completed several wells in early August on its western acreage. The Coppenger Unit #1H, in which EOG has an 83 percent working interest, came on-line at 6.6 MMcfd of natural gas. EOG has a 100 percent working interest in the Kolar Unit #1H, which came on-line at 6.1 MMcfd. In eastern Johnson County, EOG completed the Setback D Unit #1H in mid-September at an initial rate of 7.5 MMcfd. EOG has an 81 percent working interest in this well. The Campbell Unit #1H in eastern Johnson County, in which EOG has a 100 percent working interest, came on-line last week at 7.7 MMcfd.

"We believe the Campbell Unit #1H is the best Barnett well completed to date by any operator in Johnson County. EOG's drilling and reserve recovery results continue to improve as we refine our Barnett horizontal completion techniques," Papa said.

In the western counties of the Barnett Shale Play, EOG is operating one rig in Erath County and another in Parker County. While operational results from these areas are encouraging, further optimization is required before a high level of drilling activity commences, currently projected for mid-2006.

In South Texas, EOG recently completed two Lobo wells in Webb County. The Slator Ranch H#4, in which EOG has a 100 percent working interest, was drilled to 11,300 feet. The well came on-line in July at an initial production rate of 9.8 MMcfd. The Slator Ranch S#1, in which EOG has a 44 percent working interest, was drilled to 11,500 feet and came on-line at 13.0 MMcfd. In the Frio Trend in San Patricio County, EOG completed the 72 percent working interest Crites A-4 well for 6.0 MMcfd and 250 barrels of oil per day.

In the East Texas Branton Field, the AB Johnson #6, in which EOG has a 75 percent working interest, encountered 80 feet of natural gas pay. The well appears to be analogous to a six billion cubic feet equivalent well drilled earlier in the year. From North Louisiana, EOG reported that the recently completed Osborne 19 #1 Alt. in the South Vernon Field in Jackson Parish, La. tested over 16 MMcfd and after 30 days is producing 12 MMcfd. EOG has a 100 percent working interest in this well. In the Driscoll Mountain Field, Bienville Parish, La., the Martin Timber 20 #1 Alt. tested 13 MMcfd of natural gas from two separate zones. A third zone is yet to be completed. EOG has a 38 percent working interest in this well. The company plans to run two rigs in this field through year-end.

"We continue to see favorable organic growth across North America from our extensive drilling program," Papa said. "Based on these results, we are on target to achieve 15.5 percent organic production growth this year, while significantly reducing our net debt at the same time. We expect to achieve our targeted 9.5 percent for 2006 and average 9 percent overall organic growth for 2006 through 2010."

Capital Structure

At September 30, 2005, EOG's total long-term debt outstanding was $1,043 million and cash on the balance sheet was $341 million for net debt of $702 million. (Please refer to the attached table for the reconciliation of non-GAAP net debt to long-term debt.) The company's debt-to-total capitalization ratio was 21 percent at September 30, 2005, down from 27 percent at December 31, 2004.

Conference Call Scheduled for November 2, 2005

EOG's third quarter 2005 conference call will be available via live audio webcast at 9:00 a.m. Central Standard Time (10:00 a.m. Eastern Standard Time) Wednesday, November 2, 2005. To listen, log on to www.eogresources.com. The webcast will be archived on EOG's website through Wednesday, November 16, 2005.

EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with proved reserves in the United States, Canada, offshore Trinidad and the United Kingdom North Sea. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts, including, among others, statements regarding EOG's future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "strategy," "intend," "plan," "target" and "believe" or the negative of those terms or other variations of them or by comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning future operating results, the ability to replace or increase reserves or to increase production, or the ability to generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the availability and cost of drilling rigs, experienced drilling crews, materials and equipment used in well completions, and tubular steel; the availability, terms and timing of governmental and other permits and rights of way; the availability of pipeline transportation capacity; the extent to which EOG can economically develop its Barnett Shale acreage outside of Johnson County, Texas; whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas; political developments around the world; acts of war and terrorism and responses to these acts; weather; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. Forward-looking statements speak only as of the date made and EOG undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for fiscal year ended December 31, 2004, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

EOG RESOURCES, INC.
FINANCIAL REPORT
(Unaudited; in millions, except per share data)

	Quarter			Nine Months
	Ended September 30,			Ended September 30,
	2005	2004		2005	2004
Net Operating Revenues	$934.4	$594.2		$2,406.5	$1,577.6
Net Income Available to Common	$341.9	$169.6		$790.3	$409.8
Net Income Per Share Available to Common
Basic	$1.43	$0.72	*	$3.32	$1.76	*
Diluted	$1.40	$0.71	*	$3.25	$1.73	*
Average Number of Common Shares
Basic	239.3	234.8	*	238.3	233.0	*
Diluted	244.9	239.4	*	243.5	237.4	*

SUMMARY INCOME STATEMENTS
(Unaudited; in thousands)

	Quarter			Nine Months
	Ended September 30,			Ended September 30,
	2005	2004		2005	2004
Net Operating Revenues
Wellhead Natural Gas	$751,239	$447,784		$1,919,909	$1,294,789
Wellhead Crude Oil, Condensate and Natural Gas Liquids	181,741	123,379		483,584	316,238
Gains (Losses) on Mark-to-Market Commodity Derivative Contracts	-	22,743		(940)	(36,275)
Other, Net	1,465	324		3,972	2,819
Total	934,445	594,230		2,406,525	1,577,571
Operating Expenses
Lease and Well, including Transportation	92,010	69,027		261,736	198,976
Exploration Costs	32,023	21,874		94,833	67,466
Dry Hole Costs	19,130	21,114		56,249	50,205
Impairments	18,292	17,930		54,695	51,289
Depreciation, Depletion and Amortization	164,372	130,257		477,284	360,278
General and Administrative	30,079	29,576		88,879	80,861
Taxes Other Than Income	56,383	29,952		135,909	95,824
Total	412,289	319,730		1,169,585	904,899
Operating Income	522,156	274,500		1,236,940	672,672

Other Income, Net	10,159	3,953		22,498	2,649

Income Before Interest Expense and Income Taxes	532,315	278,453		1,259,438	675,321

Interest Expense, Net	13,877	16,110		42,521	48,209

Income Before Income Taxes	518,438	262,343		1,216,917	627,112

Income Tax Provision	174,677	90,033		420,997	209,012

Net Income	343,761	172,310		795,920	418,100

Preferred Stock Dividends	1,857	2,758		5,573	8,274

Net Income Available to Common	$341,904	$169,552		$790,347	$409,826

* Restated for 2-for-1 stock split effective March 1, 2005.

EOG RESOURCES, INC.
OPERATING HIGHLIGHTS
(Unaudited)

	Quarter			Nine Months
	Ended September 30,			Ended September 30,
	2005		2004	2005		2004
Wellhead Volumes and Prices
Natural Gas Volumes (MMcfd)
United States	724		623	707		620
Canada	226		211	229		204
United States & Canada	950		834	936		824
Trinidad	213		203	210		173
United Kingdom	44		8	38		3
Total	1,207		1,045	1,184		1,000

Average Natural Gas Prices ($/Mcf)
United States	$8.19		$5.57	$6.96		$5.55
Canada	7.12		4.99	6.28		5.00
United States & Canada Composite	7.94		5.42	6.79		5.41
Trinidad	1.86		1.50	2.18	(A)	1.46
United Kingdom	5.14		5.30	5.72		5.30
Composite	6.77		4.66	5.94		4.73

Crude Oil and Condensate Volumes (Mbd)
United States	21.2		21.0	21.8		20.7
Canada	2.3		2.7	2.4		2.6
United States & Canada	23.5		23.7	24.2		23.3
Trinidad	4.2		4.0	4.2		3.2
United Kingdom	0.3		-	0.2		-
Total	28.0		27.7	28.6		26.5

Average Crude Oil and Condensate Prices ($/Bbl)
United States	$61.63		$43.30	$53.75		$38.57
Canada	57.08		40.17	49.26		35.89
United States & Canada Composite	61.19		42.94	53.30		38.26
Trinidad	61.93		42.06	53.56		38.19
United Kingdom	53.80		-	48.75		-
Composite	61.22		42.81	53.30		38.26

Natural Gas Liquids Volumes (Mbd)
United States	6.0		4.4	6.5		4.7
Canada	0.3	(B)	0.9	1.0		0.7
Total	6.3		5.3	7.5		5.4

Average Natural Gas Liquids Prices ($/Bbl)
United States	$39.80		$30.07	$33.07		$26.09
Canada	69.43	(B)	23.58	33.10		21.65
Composite	41.25		29.02	33.08		25.52

Natural Gas Equivalent Volumes (MMcfed)
United States	887		775	876		772
Canada	242		233	250		224
United States & Canada	1,129		1,008	1,126		996
Trinidad	238		227	236		192
United Kingdom	46		8	39		3
Total	1,413		1,243	1,401		1,191

Total Bcfe Deliveries	130.0		114.4	382.3		326.5

(A) Includes $0.34 per Mcf as a result of a revenue adjustment related to an amended Trinidad take-or-pay contract.
(B) Includes 0.08 MBbl per day volume adjustment in third quarter of 2005. Excluding the adjustment, the average natural gas liquid price was $44.50.

EOG RESOURCES, INC.
SUMMARY BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2005	2004

ASSETS
Current Assets
Cash and Cash Equivalents	$ 341,061	$ 20,980
Accounts Receivable, Net	631,320	447,742
Inventories	54,887	40,037
Assets from Price Risk Management Activities	-	10,747
Deferred Income Taxes	28,134	22,227
Other	88,610	45,070
Total	1,144,012	586,803

Oil and Gas Properties (Successful Efforts Method)	10,719,464	9,599,276
Less: Accumulated Depreciation, Depletion and Amortization	(4,939,051)	(4,497,673)
Net Oil and Gas Properties	5,780,413	5,101,603
Other Assets	102,128	110,517
Total Assets	$ 7,026,553	$ 5,798,923

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$ 508,815	$ 424,581
Accrued Taxes Payable	97,613	51,116
Dividends Payable	9,859	7,394
Deferred Income Taxes	105,377	103,933
Other	51,594	45,180
Total	773,258	632,204

Long-Term Debt	1,042,772	1,077,622
Other Liabilities	271,365	241,319
Deferred Income Taxes	1,087,703	902,354

Shareholders' Equity
Preferred Stock, $0.01 Par, 10,000,000 Shares Authorized:
Series B, 100,000 Shares Issued, Cumulative,
$100,000,000 Liquidation Preference	99,003	98,826
Common Stock, $0.01 Par, 640,000,000 Shares Authorized and
249,460,000* Shares Issued	202,495	201,247
Additional Paid In Capital	72,773	21,047
Unearned Compensation	(39,361)	(29,861)
Accumulated Other Comprehensive Income	188,864	148,015
Retained Earnings	3,468,406	2,706,845
Common Stock Held in Treasury, 7,916,180 Shares at
September 30, 2005 and 11,605,112* Shares at December 31, 2004	(140,725)	(200,695)
Total Shareholders' Equity	3,851,455	2,945,424
Total Liabilities and Shareholders' Equity	$ 7,026,553	$ 5,798,923

* Restated for 2-for-1 stock split effective March 1, 2005.

EOG RESOURCES, INC.
SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months
	Ended September 30,
	2005	2004
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$ 795,920	$ 418,100
Items Not Requiring Cash
Depreciation, Depletion and Amortization	477,284	360,278
Impairments	54,695	51,289
Deferred Income Taxes	172,015	158,216
Other, Net	8,722	11,571
Dry Hole Costs	56,249	50,205
Mark-to-Market Commodity Derivative Contracts
Total Losses	940	36,275
Realized Gains (Losses)	9,807	(70,507)
Tax Benefits From Stock Options Exercised	40,347	20,730
Other, Net	(10,558)	(208)
Changes in Components of Working Capital and Other Liabilities
Accounts Receivable	(171,428)	(54,172)
Inventories	(14,736)	(8,711)
Accounts Payable	79,239	56,557
Accrued Taxes Payable	8,018	6,428
Other Liabilities	(1,164)	4,620
Other, Net	804	(5,201)
Changes in Components of Working Capital Associated with
Investing and Financing Activities	(1,942)	(17,596)
Net Cash Provided by Operating Activities	1,504,212	1,017,874

Investing Cash Flows
Additions to Oil and Gas Properties	(1,223,715)	(941,670)
Proceeds from Sales of Assets	56,990	12,771
Changes in Components of Working Capital Associated with
Investing Activities	2,572	17,022
Other, Net	(13,986)	(16,215)
Net Cash Used in Investing Activities	(1,178,139)	(928,092)

Financing Cash Flows
Net Commercial Paper and Line of Credit Borrowings (Repayments)	40,150	(20,900)
Long-Term Debt Borrowings	-	150,000
Long-Term Debt Repayments	(75,000)	(175,000)
Dividends Paid	(31,575)	(27,841)
Proceeds from Stock Options Exercised	56,437	59,582
Other, Net	(1,462)	(958)
Net Cash Used in Financing Activities	(11,450)	(15,117)

Effect of Exchange Rate Changes on Cash	5,458	2,800

Increase in Cash and Cash Equivalents	320,081	77,465
Cash and Cash Equivalents at Beginning of Period	20,980	4,443
Cash and Cash Equivalents at End of Period	$ 341,061	$ 81,908

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON (Non-GAAP)
TO NET INCOME AVAILABLE TO COMMON (GAAP)
(Unaudited; in thousands, except per share data)

The following chart adjusts three-month and nine-month periods ended September 30 reported Net Income Available to Common (GAAP) to reflect actual cash realized from oil and gas hedges by eliminating the unrealized mark-to-market gains or losses from these transactions, to eliminate the upward revenue adjustment for an amended Trinidad gas sales agreement recorded in the second quarter of 2005 and to eliminate a tax benefit related to the Alberta (Canada) corporate tax rate reduction recorded in the second quarter of 2004. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and make certain other adjustments. EOG management uses this information for comparative purposes within the industry.

	Quarter			Nine Months
	Ended September 30,			Ended September 30,
	2005	2004		2005	2004

Reported Net Income Available to Common (GAAP)	$341,904	$169,552		$790,347	$409,826

Mark-to-Market (MTM) Commodity Derivative Contracts Impact
Total (Gains) Losses	-	(22,743)		940	36,275
Realized Gains (Losses)	-	(32,297)		9,807	(70,507)
Subtotal	-	(55,040)		10,747	(34,232)

After Tax MTM Impact	-	(35,418)		6,916	(22,028)

Less: Revenue adjustment for an amended Trinidad
gas sales agreement, net of tax	-	-		(8,672)	-
Less: Tax benefit related to the Alberta (Canada) corporate
tax rate reduction	-	-		-	(5,335)

Adjusted Net Income Available to Common (Non-GAAP)	$341,904	$134,134		$788,591	$382,463

Adjusted Net Income Per Share Available to Common (Non-GAAP)
Basic	$1.43	$0.57	*	$3.31	$1.64	*
Diluted	$1.40	$0.56	*	$3.24	$1.61	*

Average Number of Common Shares
Basic	239,344	234,822	*	238,291	232,969	*
Diluted	244,900	239,354	*	243,530	237,420	*

* Restated for 2-for-1 stock split effective March 1, 2005.

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF DISCRETIONARY CASH FLOW AVAILABLE TO COMMON (Non-GAAP)
TO NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP)
(Unaudited; in thousands)

The following chart reconciles three-month and nine-month periods ended September 30 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow Available to Common (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Changes in Components of Working Capital, Other Liabilities and Preferred Stock Dividends. EOG management uses this information for comparative purposes within the industry.

	Quarter		Nine Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004
Net Cash Provided by Operating Activities (GAAP)	$518,807	$373,416	$1,504,212	$1,017,874

Adjustments
Exploration Costs	32,023	21,874	94,833	67,466
Changes in Components of Working Capital and Other Liabilities
Accounts Receivable	166,347	(7,910)	171,428	54,172
Inventories	2,551	343	14,736	8,711
Accounts Payable	(62,305)	(15,042)	(79,239)	(56,557)
Accrued Taxes Payable	(2,818)	(5,099)	(8,018)	(6,428)
Other Liabilities	(4,161)	(3,699)	1,164	(4,620)
Other, Net	(11,721)	(5,138)	(804)	5,201
Changes in Components of Working Capital Associated
with Investing and Financing Activities	21,784	31,998	1,942	17,596
Preferred Dividends	(1,857)	(2,758)	(5,573)	(8,274)

Discretionary Cash Flow Available to Common (Non-GAAP)	$658,650	$387,985	$1,694,681	$1,095,141

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF NET DEBT (Non-GAAP)
TO LONG-TERM DEBT (GAAP)
(Unaudited; in millions)

The following chart reconciles Long-Term Debt (GAAP) to Net Debt (Non-GAAP). EOG believes this presentation may be useful to investors who utilize Net Debt in their analysis. A significant portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG management uses this information for comparative purposes within the industry.

9/30/2005

Long-Term Debt (GAAP)	$1,043
Less: Cash	(341)
Net Debt (Non-GAAP)	$702